Exhibit 99.1

Contact:
Susan Hickey
NetRatings, Inc.
212-703-5909
shickey@netratings.com

NETRATINGS ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

New York, May 10, 2007– NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today announced financial results for the first quarter ended March 31, 2007.

NetRatings reported revenues of $22 million for the first quarter of 2007, a 20 percent increase over revenues of $18.3 million in the first quarter of 2006.

Net income for the first quarter of 2007 was $193,000, or $0.01 per share, on approximately 35.4 million shares. This compares with a net loss of ($255,000), or ($0.01) per share, in the first quarter of 2006, on approximately 34.7 million shares. During the first quarter of 2007, NetRatings recorded $1.9 million in acquisition expenses related to its planned merger with The Nielsen Company B.V.

For the first quarter of 2007, on a pro forma EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, amortization of intangibles and stock-based compensation, as well as acquisition-related expenses and cumulative effect of change in accounting principles), NetRatings earned $3.7 million, or $0.11 per share, compared to pro forma EBITDA income in the first quarter of 2006 of $1 million, or $0.03 per share. A complete reconciliation of GAAP results to pro forma EBITDA results may be found in the accompanying financial tables and footnote.

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Merger Agreement

On Feb. 5, 2007, NetRatings announced that it had signed a definitive merger agreement pursuant to which The Nielsen Company and its subsidiaries will acquire the outstanding publicly held minority interest in NetRatings for $21.00 in cash per share. Nielsen beneficially owns approximately 60 percent of the company’s currently outstanding shares. NetRatings’ board of directors unanimously adopted and approved the merger agreement following the unanimous recommendation of a special committee of NetRatings’ board of directors comprised solely of independent directors. The merger is expected to be completed in the second quarter of 2007, subject to customary conditions and approvals. The exact timing is dependent on the review and clearance of necessary filings with the Securities and Exchange Commission. NetRatings will not hold a conference call or webcast regarding its first quarter results.

About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

Safe Harbor Statement

This news release contains “forward-looking statements.” Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Nielsen’s and NetRatings’ management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: change in general economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the merger transaction or to satisfy other conditions to the merger transaction on the proposed terms and schedule; increased competition and NetRatings’ business and financial results. Information about potential factors that may affect NetRatings’ business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2006 and its quarterly reports on Form 10-Q, including, without limitation, under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Each of these documents is on file with the SEC and is available free of charge at the SEC’s Internet site (http://www.sec.gov). Readers of this press release are referred to such filings. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release or the date of the documents incorporated by reference in this news release.

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NetRatings, Inc.

Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
	unaudited	unaudited

Revenue	$21,958	$18,280

Cost of revenue	6,120	5,566
Gross profit	15,838	12,714

Operating expenses:
Research and development	3,053	2,643
Sales and marketing	6,470	6,347
General and administrative	3,746	3,450
Acquisition-related expenses	1,888	—
Amortization of intangibles	594	594
Amortization of stock-based compensation	1,068	1,164
Total operating expenses	16,819	14,198
Loss from operations	(981)	(1,484)

Interest income, net	1,956	1,161
Minority interest in gains of consolidated subsidiaries	(29)	(163)

Net income/(loss) before provision for income taxes and cumulative effect of change in accounting principle	946	(486)
Provision for income taxes	(753)	(138)

Net income/(loss) before cumulative effect of change in accounting principle	$193	$(624)
Cumulative effect of change in accounting principle	—	369
Net income/(loss)	$193	$(255)

Basic net income/(loss) per common share:
Before cumulative effect of change in accounting principle	$0.01	$(0.02)
Cumulative effect of change in accounting principle	—	0.01
Net income/(loss) per common share	$0.01	$(0.01)

Diluted net income/(loss) per common share:
Before cumulative effect of change in accounting principle	$0.01	$(0.02)
Cumulative effect of change in accounting principle	—	0.01
Net income/(loss) per common share	$0.01	$(0.01)

Shares used to compute basic net income/(loss) and
Pro Forma EBITDA net income/(loss) per common share	35,397	34,705

Shares used to compute diluted net income/(loss) and
Pro Forma EBITDA net income/(loss) per common share	36,892	34,705

	Three Months Ended
	March 31,
	2007	2006
	unaudited	unaudited

Pro Forma EBITDA (1)
Net income/(loss)	$193	$(255)
Less:
Interest income, net	(1,956)	(1,161)
Provision for income taxes	753	138
Depreciation	1,208	896
Acquisition-related expenses	1,888	—
Amortization of intangibles	594	594
Amortization of stock-based compensation	1,068	1,164
Cumulative effect of change in accounting principle	—	(369)
Pro Forma EBITDA	$3,748	$1,007

Basic Pro Forma EBITDA income/(loss) per common share	$0.11	$0.03

Diluted Pro Forma EBITDA income/(loss) per common share	$0.10	$0.03

(1) Pro Forma EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, acquisition-related expenses, amortization of intangibles and stock-based compensation, and cumulative effect of change in accounting principle. Management uses this measure internally to evaluate the company’s performance. NetRatings provides results, guidance, and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense and provision for income taxes are excluded as it is not related to our operating performance. Acquisition-related expenses are excluded as they are one-time items not directly related to operations. Depreciation expenses, amortization of stock-based compensation, and cumulative effect of change in accounting principle are excluded as they are non-cash charges. NetRatings excludes amortization of intangibles as it is a non-cash charge not directly related to operations. Pro Forma EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

NetRatings, Inc.

Balance Sheets

(in thousands)

	March 31,	December 31,
	2007	2006
ASSETS	unaudited

Current assets
Cash, cash equivalents & short-term
marketable securities	$172,811	$171,693
Accounts receivable	26,070	26,329
Other current assets	4,004	3,544
Total current assets	202,885	201,566

Long-term marketable securities	12,927	15,320
Property and equipment	9,413	9,582
Intangibles	10,307	10,901
Goodwill	76,151	76,301
Other assets	1,848	1,803
Total assets	$313,531	$315,473

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable & accrued expenses	$18,617	$22,991
Deferred revenue	19,100	17,632
Restructuring liabilities	331	354
Total current liabilities	38,048	40,977

Restructuring liabilities, less current portion	—	64
Total liabilities	38,048	41,041

Minority interest	2,250	2,221

Stockholders’ equity	273,233	272,211
Total liabilities and stockholders’ equity	$313,531	$315,473

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